UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 29, 2013

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on March 18, 2013, SuperMedia Inc. (“SuperMedia”) and all of its domestic subsidiaries filed voluntary bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  Concurrently with the bankruptcy petitions, SuperMedia and its subsidiaries filed and requested confirmation of a Joint Prepackaged Chapter 11 Plan (as modified and supplemented, the “SuperMedia Prepackaged Plan”), seeking to effect the merger and related transactions contemplated by the Amended and Restated Merger Agreement, dated as of December 5, 2012 (the “Merger Agreement”), by and between SuperMedia, Dex One Corporation (“Dex One”), Newdex, Inc. (“Newdex”), and Spruce Acquisition Sub, Inc. (“Spruce”).  Also on March 18, 2013, Dex One and its subsidiaries filed separate voluntary bankruptcy petitions in the Bankruptcy Court, seeking approval of Dex One’s separate prepackaged plan (together with the SuperMedia Prepackaged Plan, the “Prepackaged Plans”).

On April 29, 2013, the Bankruptcy Court held a hearing and entered separate orders confirming the Prepackaged Plans.  On April 30, 2013 (the “Effective Date”), SuperMedia and Dex One (1) consummated the transactions contemplated by the Merger Agreement, including (a) the amendment and restatement of SuperMedia’s senior secured credit facility, (b) the merger of Dex One with and into Newdex (the “Dex Merger”), with Newdex continuing as the surviving corporation and changing its name to Dex Media, Inc. (“Dex Media”), (c) the merger of SuperMedia with and into Spruce (together with the Dex Merger, the “Merger”), with SuperMedia surviving as a wholly owned subsidiary of Dex Media, and (d) the amendment and restatement of the credit facilities of R.H. Donnelley Inc., Dex Media West, Inc., and Dex Media East, Inc., (2) otherwise effected the transactions contemplated by the Prepackaged Plans and (3) emerged from Chapter 11 protection.

Item 1.01                                           Entry into a Material Definitive Agreement.

Amended and Restated Senior Secured Term Loan Agreement

In connection with the consummation of the Prepackaged Plans and the Merger, on the Effective Date, SuperMedia entered into a Loan Agreement (the “Amended and Restated Credit Facility”) with named financial institutions and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent.  The administrative agent and such financial institutions were the administrative agent and the lenders under SuperMedia’s pre-existing senior secured credit facility.

Among other things, the Amended and Restated Credit Facility extended the maturity date of SuperMedia’s senior secured term loans by one year from December 31, 2015 to December 31, 2016 and increased the interest rate on outstanding term loans to a floor of 11.6%. In addition, the Amended and Restated Credit Facility requires (1) with respect to any base rate loan, quarterly interest payments and (2) with respect to any Eurodollar loan, interest payments on the last day of the interest period applicable to such borrowing, at SuperMedia’s option at either:

•                  with respect to base rate loans, the highest of (1) the prime rate, (2) the federal funds effective rate plus 0.50%, and (3) one month LIBO rate (subject to a floor of 3.00%) plus 1.00%, in each case as in effect on such date plus an interest rate margin of 7.60%; or

•                  with respect to Eurodollar loans, the higher of (1) adjusted LIBO rate in effect for the applicable interest period and (2) 3.00%, in each case plus an interest rate margin of 8.60%. SuperMedia may elect interest periods of one, two or three months for Eurodollar borrowings.

The obligations under the Amended and Restated Credit Facility are guaranteed by named SuperMedia subsidiaries and are secured by a lien on substantially all of SuperMedia and SuperMedia’s guarantors’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on specified real property, subject in each case, to specified exceptions.

The above summary of the Amended and Restated Credit Facility is qualified in its entirety by reference to the text of the Amended and Restated Credit Facility, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Shared Services Agreement

Concurrently with the consummation of the Prepackaged Plans and the Merger, on the Effective Date, Dex Media and specified subsidiaries, including SuperMedia and its subsidiaries, entered into an Amended and Restated Shared Services Agreement (the “Shared Services Agreement”).  Pursuant to the terms of the Shared Services Agreement, Dex One Service LLC, a direct, wholly owned subsidiary of Dex Media, and SuperMedia LLC, a direct, wholly owned subsidiary of SuperMedia, will provide specified services to Dex Media and all of its direct and indirect subsidiaries or pay for services provided by other entities.  Such services will include, among other things, human resources, legal, billing and information technology services.  Dex One Service LLC will allocate costs between the Dex One entities and the SuperMedia entities based on the relative proportions of prior year net revenues.

Entities receiving such services will be charged as follows: (1) to the extent the cost of providing such service can be directly attributed to a particular entity, such entity will be charged that amount, and (2) to the extent the service provider provides a service that benefits multiple entities and the cost of such service cannot be directly attributable to a particular entity (e.g., overhead), each entity benefiting from such service will be charged a share of such cost approximately equal to the quotient of such entity’s net revenue for the preceding calendar year divided by the total net revenue of all the entities benefiting from such service. To the extent SuperMedia LLC both provides and receives services to the other parties to the Shared Services Agreement, it will be credited the amounts it has paid to provide such services, which will be netted against its charges for services received.  Costs associated with the Shared Services Agreement will be captured and billed for each month.  It is expected that once the integration of SuperMedia and the other Dex Media subsidiaries is complete, SuperMedia LLC will no longer be a provider of services to Dex Media and its subsidiaries.

The above summary of the Shared Services Agreement is qualified in its entirety by reference to the text of the Shared Services Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Tax Sharing Agreement

Concurrently with the consummation of the Prepackaged Plans and the Merger, on the Effective Date, Dex Media and specified subsidiaries, including SuperMedia and its subsidiaries, entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) that governs the respective rights, responsibilities, and obligations of SuperMedia and its subsidiaries with respect to tax liabilities and benefits, tax attributes, tax contests, and other tax matters regarding income taxes, other taxes, and related tax returns.  The Tax Sharing Agreement provides, among other things, that SuperMedia and its subsidiaries are required to make payments to Dex One Service LLC (as agent of Dex Media) in an amount calculated to approximate the amount of tax liability such entity would have owed if it filed a separate corporate tax return.  In general, if any taxable income (including any income as a result of cancellation of indebtedness income, whether taxable or not) of SuperMedia and/or its subsidiaries for

U.S. federal income tax purposes is offset or reduced as a result of utilization of a tax asset (such as a net operating loss) of Dex Media’s other subsidiaries, such party is required to pay the Dex Media subsidiary (through Dex One Service LLC) that generated the tax asset in an amount equal to 75% of the tax benefit received by such party.

The above summary of the Tax Sharing Agreement is qualified in its entirety by reference to the text of the Tax Sharing Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference.

Item 1.03                                           Bankruptcy or Receivership.

As set forth in the Introduction section of this Current Report on Form 8-K, on April 29, 2013, the Bankruptcy Court entered an order confirming the SuperMedia Prepackaged Plan.

General; Claims and Interests

The SuperMedia Prepackaged Plan provides for the discharge of certain claims and interests primarily through the (1) issuance of shares of Dex Media common stock to SuperMedia’s stockholders, (2) entry into the Amended and Restated Credit Facility and (3) payment of cash. Specifically, holders of SuperMedia common stock received shares of Dex Media common stock as further described in Item 3.03 below. Holders of allowed claims under SuperMedia’s pre-existing senior secured credit facility received a portion of the loans under the Amended and Restated Credit Facility and certain cash amounts owing under SuperMedia’s pre-existing senior secured credit facility. Holders of allowed general unsecured claims will be paid in full in cash on the later of the Effective Date or in the ordinary course of business. Intercompany interests are left unaltered. Holders of allowed administrative claims, allowed secured tax claims, allowed other secured claims, allowed priority tax claims, allowed other priority claims and allowed professional claims will be paid in full in cash in the ordinary course of business from cash on hand and from SuperMedia’s existing assets, or reinstated, as applicable.

Assets and Liabilities

As of March 31, 2013, the total assets of SuperMedia were approximately $1,421,147,000 and the total liabilities of SuperMedia were approximately $1,859,543,000.

The above summary is qualified in its entirety by reference to the full text of the SuperMedia Prepackaged Plan, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Such exhibit is incorporated herein by reference. The information regarding the treatment of SuperMedia common stock set forth in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.03.

Item 2.01                                          Completion of Acquisition or Disposition of Assets.

On the Effective Date, pursuant to the Merger Agreement, SuperMedia and Dex One effected the transactions contemplated by the Merger Agreement, including the merger of SuperMedia with and into Spruce, with SuperMedia surviving as a wholly owned subsidiary of Dex Media.

Pursuant to the terms of the Merger Agreement, on the Effective Date, each outstanding share of SuperMedia common stock (other than shares held by SuperMedia, Dex One, Newdex or any of their respective subsidiaries) was converted into the right to receive 0.4386 shares of Dex Media common stock (the “Merger Consideration”).  Outstanding SuperMedia stock options were cancelled as of the Effective Date and, to the extent that SuperMedia’s closing stock price on Effective Date exceeded the option strike price, were settled in cash.  All other outstanding SuperMedia equity awards were generally converted into Dex Media common stock, after giving effect to the exchange ratio.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by SuperMedia with the Securities and Exchange Commission (the “SEC”) on December 6, 2012, and is incorporated by reference herein.  The information set forth in the Introduction section and Items 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amended and Restated Credit Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on the Effective Date, SuperMedia notified the Nasdaq Stock Market (“Nasdaq”) that each issued and outstanding share of SuperMedia common stock (other than shares held by SuperMedia, Dex One, Newdex, or any of their respective subsidiaries) was converted into the right to receive the Merger Consideration. As a result, all shares of SuperMedia common stock have been delisted from Nasdaq and removed from trading.  Accordingly, on the Effective Date, SuperMedia requested that Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of SuperMedia common stock from Nasdaq and the deregistration of SuperMedia common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Additionally, SuperMedia intends to file a Form 15 with the SEC, requesting the termination of registration under Section 12(g) of the Exchange Act and suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03                                           Material Modification to Rights of Securities Holders.

Pursuant to the terms of the Merger Agreement, on the Effective Date, each outstanding share of SuperMedia common stock (other than shares held by SuperMedia, Dex One, Newdex or any of their respective subsidiaries) was converted into the right to receive the Merger Consideration as further described above in Item 2.01.  As of the Effective Date, holders of SuperMedia common stock ceased to have any rights as SuperMedia stockholders other than the right to receive the Merger Consideration.  The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

The foregoing description is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by SuperMedia with the SEC on December 6, 2012, and is incorporated herein by reference.

Item 5.01                                           Change in Control of the Registrant.

As a result of the consummation of the Merger, SuperMedia merged with and into Spruce, with SuperMedia surviving as a wholly owned subsidiary of Dex Media, and, accordingly, a change of control with respect to SuperMedia occurred on the Effective Date.  The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 1, 2013, in connection with the Merger, each member of the board of directors of SuperMedia was removed and replaced by written consent of Dex Media, the sole shareholder of SuperMedia, and Peter J. McDonald, President of SuperMedia, Cody Wilbanks, Vice President, General Counsel and Secretary of SuperMedia, and Samuel D. Jones, Vice President, Chief Financial Officer and Secretary of SuperMedia, were appointed as the new directors of SuperMedia.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Amended and Restated Plan of Merger by and among SuperMedia, Inc., Dex One Corporation, Newdex, Inc., and Spruce Acquisition Sub, Inc., dated December 5, 2012* (incorporated by reference to the registrant’s Current Report on Form 8-K, filed on December 6, 2012).

10.1

Amended and Restated Loan Agreement, by and among SuperMedia, Inc., as Borrower, Dex Media, Inc., the lenders that from time to time become party thereto and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, dated as of December 31, 2009, as amended and restated as of April 30, 2013

10.2

Amended and Restated Shared Services Agreement, by and among Dex One Service, Inc., R.H. Donnelley Inc., Dex Media Service LLC, Dex Media Holdings, Inc., Dex Media East, Inc., Dex Media West, Inc., Dex One Digital, Inc., R.H. Donnelley Corporation, SuperMedia Inc., SuperMedia LLC, SuperMedia Sales Inc., SuperMedia Services Inc. and SuperMedia UK, Ltd., dated April 30, 2013.

10.3	SuperMedia - Dex Tax Sharing Agreement, by and among SuperMedia, Inc., SuperMedia Services Inc., Dex Media, Inc. and Dex One Service, Inc., dated April 30, 2013.
99.1	Prepackaged Plan of SuperMedia, Inc., et al.

*                                         A copy of any omitted schedules will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President,
General Counsel and Secretary

Date:May 3, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1

Amended and Restated Plan of Merger by and among SuperMedia, Inc., Dex One Corporation, Newdex, Inc., and Spruce Acquisition Sub, Inc., dated December 5, 2012* (incorporated by reference to the registrant’s Current Report on Form 8-K, filed on December 6, 2012).

10.1

Amended and Restated Loan Agreement, by and among SuperMedia, Inc., as Borrower, Dex Media, Inc., the lenders that from time to time become party thereto and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, dated as of December 31, 2009, as amended and restated as of April 30, 2013

10.2

Amended and Restated Shared Services Agreement, by and among Dex One Service, Inc., R.H. Donnelley Inc., Dex Media Service LLC, Dex Media Holdings, Inc., Dex Media East, Inc., Dex Media West, Inc., Dex One Digital, Inc., R.H. Donnelley Corporation, SuperMedia Inc., SuperMedia LLC, SuperMedia Sales Inc., SuperMedia Services Inc. and SuperMedia UK, Ltd., dated April 30, 2013.

10.3	SuperMedia - Dex Tax Sharing Agreement, by and among SuperMedia, Inc., SuperMedia Services Inc., Dex Media, Inc. and Dex One Service, Inc., dated April 30, 2013.
99.1	Prepackaged Plan of SuperMedia, Inc., et al.

*                                         A copy of any omitted schedules will be provided to the SEC upon request.